                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        CorporateFamily Solutions, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         CORPORATEFAMILY SOLUTIONS, INC.
                        209 TENTH AVENUE SOUTH, SUITE 300
                         NASHVILLE, TENNESSEE 37203-4173
                                 (615) 256-9915


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 21, 1998

         The Annual Meeting of Shareholders (the "Annual Meeting") of CorporateFamily Solutions, Inc. (the "Company") will be held at 9:00 a.m. (CDT) on Thursday, May 21, 1998, at the Company's corporate offices, 209 Tenth Avenue South, Suite 300, Nashville, Tennessee for the following purposes:

         1. To elect three (3) Class III directors to hold office for a term of three (3) years or until their successors are duly elected and qualified;

         2. To ratify the appointment of Arthur Andersen LLP as the independent accountants of the Company; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 30, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

                                   By Order of the Board of Directors,

                                   /s/ Michael E. Hogrefe

                                   Michael E. Hogrefe
                                   Executive Vice President,
                                   Chief Financial Officer, and
                                   Secretary

Nashville, Tennessee
April 15, 1998


YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

                         CORPORATEFAMILY SOLUTIONS, INC.
                        209 TENTH AVENUE SOUTH, SUITE 300
                         NASHVILLE, TENNESSEE 37203-4173


                              --------------------

                                 PROXY STATEMENT

                              --------------------


         The accompanying Proxy is solicited by the Board of Directors of CorporateFamily Solutions, Inc. (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 9:00 a.m. (CDT) on Thursday, May 21, 1998, at the Company's corporate offices, 209 Tenth Avenue South, Suite 300, Nashville, Tennessee and any adjournments thereof, notice of which is attached hereto.

         A shareholder who signs and returns a Proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a Proxy bearing a later date. Unless so revoked, the shares represented by the Proxy will be voted at the Annual Meeting. Where a choice is specified in the Proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the three
(3) director nominees and FOR the ratification of the appointment of Arthur Andersen LLP as the independent accountants of the Company.

         The Board of Directors knows of no other matters which are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the Proxy or their substitutes will vote in accordance with their best judgment on such matters.

         The Board of Directors has fixed the close of business on March 30, 1998, as the record date for the Annual Meeting. Only record holders of the Company's common stock, no par value (the "Common Stock"), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 4,607,565 shares of Common Stock, which will be entitled to one (1) vote for each share of Common Stock so held. Shareholders' votes may be given in person or by proxy duly authorized in writing.

         The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Any matters as may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting, except with regard to the election of directors, who shall be elected by a plurality of the votes cast in the election by the holders of the capital stock present and entitled to vote at the Annual Meeting. "Abstentions" and broker "non-votes" are counted as present in determining whether a quorum is present but are not voted for or against any proposal. Shareholders have no right to vote cumulatively on any matter.

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail, and may also be made by the Company's regular officers or employees personally or by telephone or telegram.

         This Proxy Statement has been mailed on or about April 15, 1998, to all shareholders of record on March 30, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Common Stock as of March 30, 1998 by: (i) each director and nominee of the Company; (ii) each Executive Officer listed in the Summary Compensation table; (iii) each person known by the Company to own beneficially more than 5% of any class of voting securities of the Company; and
(iv) all directors and executive officers of the Company as a group.


                                 NAME                                 SHARES BENEFICIALLY OWNED (1)
         -----------------------------------------------------     -----------------------------------
                                                                                               PERCENT
                                                                      NUMBER                     (%)
                                                                   -----------                 -------

         Essex Investment Management Company..................       546,750(2)                  11.9
         Robert D. Lurie......................................       489,281(3)(4)               10.2
         Marriott Management Services Corp....................       468,302(5)                  10.2
         Janus Capital Corporation............................       463,025(6)                  10.0
         Marguerite W. Sallee.................................       301,119(4)(7)                6.2
         David J. Gleason.....................................       247,650(8)                   5.2
         Lamar Alexander......................................       187,212(9)                   4.0
         E. Townes Duncan.....................................        93,334(10)                  2.0
         Michael E. Hogrefe...................................        37,700(11)                    *
         Thomas G. Cigarran...................................        32,246(12)                    *
         JoAnne Brandes.......................................         1,170(13)                    *
         Joseph J. Guzzo......................................           ---                        *
         Jerry L. Calhoun.....................................           ---                        *
         All directors and executive officers
           as a group (9 persons).............................     1,142,062(14)                 22.4

----------
*        Represents less than 1% of the Common Stock outstanding.
(1) Shares subject to options held by the persons shown in the table which are exercisable within 60 days of March 30, 1998 are deemed outstanding for the purpose of computing the percentage ownership of such person and the percentage ownership of all executive officers and directors as a group but are not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table.
(2) This information is based upon a Schedule 13G filed on March 12, 1998. Essex Investment Management Company is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and reports sole voting power as to 385,450 shares of Common Stock and sole dispositive power as to 546,750 shares of Common Stock. Its principal address is 125 High Street, Boston, MA 02110.
(3) Includes (a) 195,000 shares and 130 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Lurie and Mr. Lurie's wife, Jane Kyle-Lurie, respectively, and (b) 1,651 shares owned by Jane Kyle-Lurie. Mr. Lurie disclaims beneficial ownership of the options and shares held by his wife.
(4) The principal address of such person is c/o CorporateFamily Solutions, Inc., 209 10th Avenue South, Suite 300, Nashville, Tennessee 37203.
(5) Includes 1,170 shares of Common Stock issuable upon the exercise of outstanding options. The principal address for Marriott Management Services Corp. is One Marriott Drive, Washington, D.C. 20058.
(6) This information is based upon a Schedule 13G filed by Janus Capital Corporation, Thomas H. Bailey, and Janus Olympus Fund on February 9, 1998. Janus Olympus Fund is an investment company holding 395,425 shares of Common Stock. Janus Capital Corporation may be deemed to be a beneficial owner as to 463,025 shares of Common Stock because it furnishes investment advice to several individual and institutional clients holding shares of Common Stock, including Janus Olympus Fund. Mr. Bailey may be deemed to be a beneficial owner as to 463,025 shares of Common Stock due to his position as President and Chairman of the Board of and stock ownership in Janus Capital Corporation. Janus Capital Corporation and Mr. Bailey disclaim beneficial ownership of such shares of Common Stock. The principal address of each of the above is: 100 Fillmore Street, Denver, Colorado 80206-4923.
(7) Includes 211,971 shares of Common Stock issuable upon the exercise of outstanding options and 3,998 shares owned by Ms. Sallee's husband, Arthur Knox Patterson, as custodian for Mr. Patterson's children. Ms. Sallee disclaims beneficial ownership of the shares held as custodian by Mr. Patterson.
(8) Includes 183,579 shares of Common Stock issuable upon the exercise of outstanding options. Mr. Gleason's address is 238 St. Andrews Drive, Franklin, TN 37069.
(9) Includes (a) 26,780 shares and 260 shares of Common Stock issuable upon the exercise of outstanding options held by Mr. Alexander and Mr. Alexander's wife, Leslee B. Alexander, respectively, and (b) 85,638 shares owned by Mr. Alexander's wife, Leslee B. Alexander, individually and as trustee for Mr. Alexander's children. Mr. Alexander disclaims beneficial ownership of the options and shares held of record and as trustee by Mrs. Alexander.
(10) Includes 12,480 shares of Common Stock issuable upon the exercise of outstanding options and 75,794 shares of Common Stock owned by Solidus, LLC of which Mr. Duncan is the president and a significant shareholder. Mr. Duncan disclaims beneficial ownership of the shares held by Solidus, LLC, except to the extent of his pecuniary interest in Solidus, LLC.

(11) Includes 5,200 shares of Common Stock issuable upon the exercise of outstanding options.
(12) Includes 31,980 shares of Common Stock issuable upon the exercise of outstanding options.
(13) Includes 1,170 shares of Common Stock issuable upon the exercise of outstanding options.
(14) Includes 484,971 shares of Common Stock issuable upon the exercise of outstanding options.

                                 PROPOSAL NO. 1:
                         ELECTION OF CLASS III DIRECTORS

        Under the terms of the Company's Amended and Restated Charter, the members of the Board of Directors are divided into three classes. Each director is selected to serve a three-year term and shall hold office until the annual meeting for the year in which such term expires and until the incumbent director's successor is duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Each class is to consist, as nearly as possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The three directors to be elected at the 1998 Annual Meeting will serve until the Annual Meeting of Shareholder in 2001 (the "Class III" directors), three directors currently serving on the Board will continue to serve until the Annual Meeting of Shareholders in 1999 (the "Class II" directors), and two directors currently serving on the Board will continue to serve until the Annual Meeting of Shareholders in 2000 (the "Class I" directors).

        Unless contrary instructions are received, the enclosed Proxy will be voted in favor of the election as directors of the nominees listed below. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the Proxy will be voted with discretionary authority for a substitute or substitutes as shall be designated by the current Board of Directors.

        THE FOLLOWING THREE PEOPLE ARE THE NOMINEES FOR ELECTION TO SERVE AS CLASS III DIRECTORS. ALL NOMINEES ARE PRESENTLY DIRECTORS OF THE COMPANY. CERTAIN INFORMATION RELATING TO THE NOMINEES, WHICH HAS BEEN FURNISHED TO THE COMPANY BY THE INDIVIDUALS NAMED, IS SET FORTH BELOW.

                               CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2001)
--------------------------------------------------------------------------------


Robert D. Lurie               Director since 1995                         Age 52

Robert D. Lurie has served as Chairman of the Company since December 1995 and as Director of Research and Development since January 1998. He was President of The Resource Group, a division of the Company focused on providing consulting and resource support to work/life center operations, from October 1995 to December 1997. From 1984 to 1995, Mr. Lurie served as President and Chief Executive Officer of Resources for Child Care Management, Inc. ("RCCM"), which was acquired by the Company in October 1995. Mr. Lurie received his Bachelor of Arts degree from the University of Florida and his Master of Arts in American Civilization from the University of Texas at Austin. He completed his graduate studies in Administration and Social Policy at the Harvard University Graduate School of Education.
--------------------------------------------------------------------------------

Jerry L. Calhoun              Director since 1997                         Age 47

Jerry L. Calhoun was elected as a director in April 1997. Mr. Calhoun currently serves as Vice President of Employee and Union Relations for The Boeing Company, an aeronautics design and manufacturing company, and has served in such capacity since January 1997. Prior to that time, Mr. Calhoun served in various capacities at The Boeing Company, including Vice President of Human Resources from November 1994 to January 1997, Director of Business Resources from June 1994 to November 1994 and Director of Human Resources from October 1991 to June 1994.
--------------------------------------------------------------------------------

Thomas G. Cigarran            Director since 1987                        Age 56

Thomas G. Cigarran has served as a director of the Company since November 1987 and currently serves as the Chairman of the Audit Committee of the Board of Directors. Mr. Cigarran has been Chairman, President and Chief

Executive Officer of American Healthcorp, Inc., an operator of comprehensive hospital-based diabetes treatment centers and a provider of diabetes disease management services for third-party payors, since September 1988 and was President and Chief Operating Officer from its founding in September 1981 until September 1988. In addition, Mr. Cigarran has served as Chairman of the Board since 1992 and Chief Executive Officer from 1992 to December 1997 of AmSurg Corp., a developer, acquirer and manager of practice-based ambulatory surgery centers. Mr. Cigarran is a director of ClinTrials Research, Inc., a contract research organization providing services to pharmaceutical, biotechnology and medical device industries.
--------------------------------------------------------------------------------

        THE FOLLOWING PERSONS CURRENTLY ARE MEMBERS OF THE BOARD OF DIRECTORS AND WILL CONTINUE IN THEIR PRESENT POSITIONS AFTER THE ANNUAL MEETING. THE FOLLOWING PERSONS ARE NOT NOMINEES, AND SHAREHOLDERS ARE NOT BEING ASKED TO VOTE FOR THEM. CERTAIN INFORMATION RELATING TO THE FOLLOWING PERSONS HAS BEEN FURNISHED TO THE COMPANY BY THE INDIVIDUALS NAMED.

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 1999)
--------------------------------------------------------------------------------

Lamar Alexander               Director since 1996                         Age 57

Lamar Alexander is a founder of the Company and has served as Vice Chairman of the Board of Directors since May 1996. He also serves the Company as Chairman of the Nominating Committee of the Board of Directors. Mr. Alexander served as a director of the Company from September 1987 to April 1991. Mr. Alexander currently serves as Co-Director of Empower America, a conservative public policy advocacy organization, and was Chairman of the National Commission of Philanthropy and Civic Renewal. From 1991 to 1993 he served as Secretary of the United States Department of Education, from 1987 to 1990 he served as President of the University of Tennessee, and from 1979 to 1987 he served as Governor of Tennessee. Mr. Alexander also currently serves as a member of the Board Advisory Committee of InterMedia Partners, a national cable television partnership; as a director of The Learning Company, Inc. an international educational software company; and as a director and Vice Chairman of Processed Foods, Inc., a food manufacturing company.
--------------------------------------------------------------------------------

JoAnne Brandes               Director since 1995                          Age 44

JoAnne Brandes has served as a director of the Company since December 1995. Ms. Brandes has served as Senior Vice President, General Counsel and Secretary for S.C. Johnson Commercial Markets, Inc., a manufacturer and marketer of cleaning and sanitation products and services since October 1997. From October 1996 to October 1997, Ms. Brandes served as Vice President and General Counsel for S. C. Johnson Commercial Marketing Inc. Prior to that time, Ms. Brandes served as Vice President of Corporate Communication Worldwide for S.C. Johnson & Son, Inc., a manufacturer of cleaning and personal care products, from May 1992 to October 1996. Prior thereto, Ms. Brandes served as Senior Legal Counsel to S.C. Johnson & Son, Inc. from 1981 to 1992. Ms. Brandes serves as a director of Alternative Resources Corporation, a temporary technical staffing company; a Regent in the University of Wisconsin System Board of Regents; Director of Child Care Action Campaign, a not-for-profit child advocacy group; and serves on the State of Wisconsin's Governor's Child Care Council.
--------------------------------------------------------------------------------

Joseph L. Guzzo              Director since 1991                          Age 58

Joseph J. Guzzo has served as a director of the Company since November 1991. Mr. Guzzo was the President of International Operations for Marriott Management Services Corp. at the time of his retirement in March 1998. Since joining Marriott Corporation in 1962, Mr. Guzzo served in a variety of management positions, including Vice President of Finance & Administration for the Theme Park Group and Vice President and Controller for Marriott Restaurant Operations. Mr. Guzzo was also Chairman of the Board and a director of the Marriott Credit Union until March 1998.

--------------------------------------------------------------------------------

                                CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2000)

--------------------------------------------------------------------------------

Marguerite W. Sallee          Director since 1987                         Age 52

Marguerite W. Sallee is a founder of the Company and has served as President, Chief Executive Officer and a director since February 1987. Prior thereto, Ms. Sallee served as Commissioner of Human Services in former Governor Lamar Alexander's cabinet. Ms. Sallee received a Bachelor of Arts from Duke University and a Master of Arts in Psychology from Austin Peay University. She is a director of Proffitt's, Inc., an owner and operator of department stores; MagneTek, Inc., a manufacturer of integrated electrical products; and Phoenix Healthcare Corporation, a managed healthcare company; and is a former Chairman of the Nashville Area Chamber of Commerce. In addition, Ms. Sallee is a delegate to the Presidential Summit for Children.
--------------------------------------------------------------------------------

E. Townes Duncan              Director since 1988                         Age 44

E. Townes Duncan has been a director of the Company since April 1988 and currently serves as the Chairman of the Compensation Committee of the Board of Directors. Mr. Duncan has served as the President of Solidus, LLC, a private investment firm, since January 1997. Mr. Duncan was a director of Comptronix Corporation, a provider of electronics contract manufacturing services and served as Chairman of the Board and Chief Executive Officer from November 1993 to May 1997. Comptronix Corporation filed a petition for Chapter 11 protection on August 9, 1996. From 1985 to November 1993, Mr. Duncan was a Vice President and principal of Massey Burch Investment Group, Inc., a venture capital corporation. Mr. Duncan is a director of J. Alexander's Corporation, an owner and operator of restaurants; Sirrom Capital Corporation, a specialty finance company; and Continental Circuits Corp., a manufacturer of circuit boards used in sophisticated electronic equipment.
--------------------------------------------------------------------------------


        The Board of Directors holds regular quarterly meetings and meets on other occasions when required by special circumstances. Certain directors also devote their time and attention to the Board's three principal standing committees. The committees, their primary functions, and memberships are as follows:

        Audit Committee -- The Audit Committee makes recommendations to the Board of Directors concerning the Company's financial statements and the appointment of independent accountants, reviews significant audit and accounting policies and practices, meets with the Company's independent accountants concerning, among other things, the scope of audits and reports, and reviews the performance of the overall accounting and financial controls of the Company. Members of the Audit Committee are JoAnn Brandes, Thomas G. Cigarran, and Joseph L. Guzzo.

        Compensation Committee -- The Compensation Committee has the responsibility for reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the Company's employee stock incentive plan. No executive officer of the Company served during 1997 as a member of the Compensation Committee. Members of the Compensation Committee are JoAnne Brandes, Jerry L. Calhoun, and E. Townes Duncan.

        Nominating Committee -- The Nominating Committee develops general criteria concerning the qualifications and selection of Board members and recommends candidates for such positions to the Board of Directors. The Nominating Committee will consider nominees recommended by the Company's shareholders only if proper written notice of such nomination has been given, either by personal delivery or the United States mail, postage prepaid, to the Secretary of the Company not later than (a) with respect to an election to be held at an annual meeting of shareholders, one hundred twenty days (120) in advance of the anniversary date of the proxy statement for the previous year's annual meeting, and (b) with respect to an election to be held at a special meeting of shareholders for the election of directors called other than by written request of a shareholder, the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders, and (c) in the case of a special meeting of shareholders duly called upon the written request of a shareholder to fill a vacancy or vacancies (then existing or proposed to be created by removal at such meeting), within ten business days of such written request.

                 In the case of any nomination by a shareholder, each such notice shall set forth: (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and
        (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of the Company which are beneficially owned by such shareholder; and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure. Members of the Nominating Committee are Lamar Alexander, Jerry L. Calhoun, and Marguerite W. Sallee.

        The Board of Directors held four (4) meetings during 1997. The Audit Committee held two (2) meetings, the Compensation Committee held three (3) meetings, and the Nominating Committee held no meetings during 1997. Each of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served, except JoAnne Brandes.

                             EXECUTIVE COMPENSATION

        The following table sets forth the total compensation paid or accrued by the Company on behalf of the Chief Executive Officer and each of the other executive officers of the Company whose aggregate salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company for the year ended January 2, 1998.


                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION             ALL OTHER
                                                   ANNUAL COMPENSATION                       AWARDS (1)            COMPENSATION
                                        ---------------------------------------    -----------------------------   ------------
                                                                                                    NUMBER OF
                                                                                    RESTRICTED     SECURITIES
    NAME AND PRINCIPAL                  FISCAL                                        STOCK        UNDERLYING
         POSITION                        YEAR       SALARY ($) (2)    BONUS ($)    AWARD(S)($)      OPTIONS          ($)  (3)
--------------------------              -------     -------------     ---------    -----------     ------------      --------
Marguerite W. Sallee...................  1997         150,563          45,000           --               --            2,166
   President and Chief Executive         1996         126,855          10,000           --          188,500
   Officer
Robert D. Lurie........................  1997         139,405          13,500           --               --            1,668
   Chairman of the Board and             1996         124,679              --           --               --
   Director of Research and
   Development
David J. Gleason.......................  1997         144,894          14,000           --               --            2,167
   Executive Vice President and          1996         124,752           5,000           --          165,100
   Chief Operating Officer(4)
Michael E. Hogrefe.....................  1997         134,356          38,729           --           26,000            2,009
   Executive Vice President,             1996         124,808          25,000      325,000(5)         6,500
   Chief Financial Officer and
   Secretary


(1) The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during 1996 or 1997.
(2) Includes amounts deferred by the employee under the Company's 401(k) plan.
(3) Consists of Company matching contributions to the employee's 401(k) plan account.
(4) Mr. Gleason retired from the Company effective January 2, 1998. As a result, the Compensation Committee, pursuant to its authority as administrator of the Company's stock incentive plans, accelerated the vesting of all Mr. Gleason's unvested options and provided for expiration of such options at December 31, 2000.
(5) Mr. Hogrefe received a restricted stock grant for 32,500 shares of Common Stock under the Company's 1996 Stock Incentive Plan, subject to the terms of the Restricted Stock Award Agreement, including (i) a permanent restriction on transfer in the form of a permanent right of first refusal in favor of the Company to repurchase the shares at the then book value and (ii) forfeiture in the event of Mr. Hogrefe's breach of confidentiality and non-competition covenants or termination of Mr. Hogrefe's employment for cause as defined in the agreement, which provisions were terminated by the Company's Board of Directors upon the closing of the Company's initial public offering on August 12, 1997. Because there was no trading market for the Common Stock on the date of grant (April 18, 1996), the value of the shares has been presented as the value of the shares at the initial public offering price ($10.00) per share.

The following table sets forth certain information concerning stock options granted during fiscal year 1997 to each of the Named Executive Officers.

                                                   OPTION GRANTS IN LAST FISCAL YEAR
                                                           INDIVIDUAL GRANTS
                                  --------------------------------------------------------------
                                                      PERCENT OF
                                    NUMBER OF           TOTAL                                           POTENTIAL REALIZABLE
                                    SECURITIES         OPTIONS                                             VALUE AT ASSUMED
                                    UNDERLYING        GRANTED TO    EXERCISE                            ANNUAL RATES OF STOCK
                                     OPTIONS          EMPLOYEES       PRICE          EXPIRATION           APPRECIATION FOR
             NAME                 GRANTED (#)(1)     IN 1997 (%)    ($/SHARE)           DATE                OPTION TERMS
------------------------------    --------------     -----------    ---------      -------------      ------------------------
                                                                                                      5% ($)           10% ($)
                                                                                                      ------          --------

Marguerite  W. Sallee.........            --              --             --                 --            --               --
Robert D. Lurie...............            --              --             --                 --            --               --
David J. Gleason(2)...........            --              --             --                 --            --               --
Michael E. Hogrefe............        13,000            8.34           7.69           01/01/07        62,871          159,326
                                      13,000            8.34          10.00           08/12/07        81,756          207,187

(1)      Options will vest annually over five years in one-fifth increments.
(2) Mr. Gleason retired from the Company effective January 2, 1998. As a result, the Compensation Committee, pursuant to its authority as administrator of the Company's stock incentive plans, accelerated the vesting of all Mr. Gleason's unvested options and provided for expiration of such options at December 31, 2000.


         The following table sets forth certain information with respect to stock options granted to the Named Executive Officers pursuant to the Company's stock option plans. No Named Executive Officer exercised any options for the purchase of Common Stock in 1997.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND 1997 FISCAL YEAR-END OPTION VALUES


                                                NUMBER OF SECURITIES                                 VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED                                    IN-THE-MONEY
                                                     OPTIONS AT                                           OPTIONS AT
                                                JANUARY 2, 1998 (#)                                JANUARY 2, 1998 ($) (1)
                                      ----------------------------------------              -------------------------------------
            NAME                      EXERCISABLE                UNEXERCISABLE              EXERCISABLE             UNEXERCISABLE
-----------------------------         -----------                -------------              -----------             -------------

Marguerite W. Sallee.........           206,511                      126,360                $2,663,676                $1,497,007
Robert D. Lurie..............           195,000                      130,000                 2,302,950                 1,535,300
David J. Gleason.............           184,080                      112,320                 2,368,690                 1,331,195
Michael E. Hogrefe...........             5,200                       27,300                    61,412                   292,383

---------------------
(1) The aggregate dollar value of the options held at year-end are calculated as the difference between the fair market value of the Common Stock ($19.50 as reported on the Nasdaq National Market on January 2,
        1998) and the respective exercise prices of the stock options.

COMPENSATION PURSUANT TO PLANS

1997 Stock Incentive Plan

        The Company has historically granted options for the purchase of Common Stock pursuant to the 1987 Stock Option Plan, the 1996 Stock Incentive Plan and other contractual grants. The Company does not intend to make further grants pursuant to those plans. Instead, the Company plans to make grants pursuant to the 1997 Stock Incentive Plan. As of January 2, 1998, options for the purchase of 1,529,596 shares of Common Stock were outstanding at a weighted average exercise price per share of $7.30.

        Under the 1997 Stock Incentive Plan, the Compensation Committee has the authority to grant to officers, key employees and consultants of the Company the following types of awards: (1) stock options; (2) stock appreciation rights; (3) restricted stock; and/or (4) other stock-based awards. Pursuant to the 1997 Stock Incentive Plan, 450,000 shares of Common Stock have been reserved and will be available for distribution, which may include authorized and unissued shares or treasury shares. Any shares as to which an option or other award expires, lapses unexpired, or is forfeited, terminated or canceled may become subject to a new option or other award. The 1997 Stock Incentive Plan will terminate on, and no award may be granted later than, the tenth anniversary of the Company's initial public offering, August 12, 1997, but the exercise date of awards granted prior to such tenth anniversary may extend beyond that date.

        Incentive stock options ("ISOs") and non-qualified stock options may be granted for such number of shares as the Committee may determine and may be granted alone, in conjunction with, or in tandem with other awards under the 1997 Stock Incentive Plan or cash awards outside the 1997 Stock Incentive Plan. A stock option will be exercisable at such times and subject to such terms and conditions as the Committee will determine. However, in the case of an ISO, the term will be no more than ten years after the date of grant (five years in the case of ISOs for certain 10% shareholders). The option price for an ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the Common Stock as of the date of grant and for any non-qualified stock option will not be less than 50% of the fair market value as of the date of grant. Stock options and stock appreciation rights granted under the 1997 Stock Incentive Plan may not be assigned or transferred other than by will or by the laws of descent and distribution.

        Stock appreciation rights may be granted under the 1997 Stock Incentive Plan in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once a stock appreciation right has been exercised, the related portion of the stock option underlying the stock appreciation right will terminate. Upon the exercise of a stock appreciation right, the Committee will pay to the employee or consultant in cash, Common Stock or a combination thereof (the method of payment to be at the discretion of the Committee), an amount equal to the excess of the fair market value of the Common Stock on the exercise date over the option price, multiplied by the number of stock appreciation rights being exercised.

        Restricted stock awards may be granted alone, in addition to, or in tandem with, other awards under the 1997 Stock Incentive Plan or cash awards made outside the 1997 Stock Incentive Plan. The provisions attendant to a grant of restricted stock may vary from participant to participant. In making an award of restricted stock, the Committee will determine the periods during which the restricted stock is subject to forfeiture and may provide such other awards designed to guarantee a minimum of value for such stock. During the restricted period, the employee or consultant may not sell, transfer, pledge, or assign the restricted stock but will be entitled to vote the restricted stock and to receive, at the election of the Committee, cash or deferred dividends.

        The Committee also may grant other types of awards such as performance shares, convertible preferred stock, convertible debentures or other exchangeable securities that are valued, as a whole or in part, by reference to or otherwise based on the Common Stock. These awards may be granted alone, in addition to, or in tandem with, stock options, stock appreciation rights, restricted stock, or cash awards outside of the 1997 Stock Incentive Plan. Awards will be made upon such terms and conditions as the Committee may determine.

        If there is a change in control or a potential change in control of the Company (as defined in the 1997 Stock Incentive Plan), stock appreciation rights and limited stock appreciation rights outstanding for at least six months and any stock options which are not then exercisable, in the discretion of the Board, may become fully exercisable and vested. Notwithstanding the foregoing, stock appreciation rights held by persons subject to Section 16(b) of the Exchange Act, will be automatically exercised if the change in control or potential change in control is not within the control of such person for purposes of Rule 16b-3(e)(3) of the Exchange Act. Also, in the discretion of the Board, the restrictions and deferral limitations applicable to restricted stock and other stock-based awards may lapse, and such shares and awards will be deemed fully vested. Stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and other stock-based awards, will, unless otherwise determined by the Committee in its sole discretion, be cashed out on the basis of the change in control price (as defined in the 1997 Stock Incentive Plan and as described below). The change in control price will be the highest price per share paid in any transaction reported on the Nasdaq National Market or paid or offered to be paid in any bona fide transaction relating to a change in control or potential change in control at any time during the immediately preceding 60-day period. The Committee has the discretion to determine the change in control price, based on the parameters described in the preceding sentence.

Employee Stock Purchase Plan

        The Company and its shareholders adopted the 1997 Employee Stock Purchase Plan (the "1997 Stock Purchase Plan") that will become effective upon implementation by the Board of Directors. An aggregate of 100,000 shares of Common Stock has been reserved for issuance pursuant to the 1997 Stock Purchase Plan. Under the 1997 Stock Purchase Plan, employees, including executive officers, who have been employed by the Company continuously for at least one year are eligible, as of the first day of any option period (January 1 through June 30, or July 1 through December 31) (an "Option Period"), to contribute on an after-tax basis up to 15% of their base pay per pay period through payroll deductions to be used to purchase shares of Common Stock. Notwithstanding the foregoing, no employee who is a 5% or greater shareholder of the Company's voting stock is eligible to participate in the 1997 Stock Purchase Plan. On the last trading day of each Option Period (the "Exercise Date"), the amount contributed by each participant over the course of the Option Period will be used to purchase shares of Common Stock at a purchase price per share equal to the lesser of (a) 85% of the closing market price of the Common Stock on the Exercise Date, or (b) 85% of the closing market price of the Common Stock on the first trading date of such Option Period. The 1997 Stock Purchase Plan is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

401(k) Retirement Savings Plan

        Employees of the Company participate in a savings plan (the "401(k) Plan") which is qualified under Sections 401(a) and 401(k) of the Code. To be eligible, an employee must have been employed by the Company for at least twelve months. The 401(k) Plan permits employees to make salary deferrals up to specified limits. Additional contributions may be made by the Company at its discretion, and the Company makes a matching contribution equal to at least 25% of an employee's salary deferral, limited to 6% of an employee's wages, which contributions vest ratably over a six-year period.

                              DIRECTOR COMPENSATION

        The Company has adopted and the shareholders have approved the 1997 Outside Directors' Stock Incentive Plan ("1997 Outside Directors' Plan"), which became effective on January 1, 1998. An aggregate of 25,000 shares have been reserved for issuance pursuant to the 1997 Outside Directors' Plan. The 1997 Outside Directors' Plan provides that, on the date of each Annual Meeting of Shareholders beginning in 1998, each Outside Director (continuing to serve as a director) will receive a restricted stock award of that number of shares of Common Stock with a fair market value (as defined in the 1997 Outside Directors'
Plan) of $10,000. The restricted stock shall vest in one-third increments with one-third vesting on the date of grant and the remaining shares vesting equally on the first and second anniversary dates of the initial grant, as long as the Outside Director continues to serve as a director of the Company. No shares of restricted stock granted pursuant to the 1997 Outside Directors' Plan shall be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the earlier of (i) five years from the date of grant or (ii) the date on which the Outside Director ceases to serve as a director of the Company. Outside Directors awarded such restricted stock may exercise full voting rights and shall be entitled to receive all dividends and other distributions paid with respect to such shares from the date of grant. Shares of restricted stock that have not vested at the time of a grantee's resignation, removal, or failure to be elected as a member of the Board of Directors shall be forfeited. In addition, Outside Directors receive a $10,000 cash retainer annually and are entitled to reimbursement from the Company for reasonable out-of-pocket expenses incurred in connection with attending Board of Directors or committee meetings.

        Pursuant to an agreement dated August 26, 1996, between the Company and Lamar Alexander, Mr. Alexander agreed to serve as Vice Chairman. In his capacity as Vice Chairman, Mr. Alexander works with the Company's Chief Executive Officer regarding business development, strategic analysis and expanding the Company's educational focus. Mr. Alexander's compensation under this agreement consists of
(i) $72,000 per annum commencing July 1, 1997 and (ii) the grant of an option for the purchase of an aggregate of 32,500 shares of Common Stock at an exercise price of $7.69 per share. Options for the purchase of 26,000 shares are fully vested, and options for the purchase of the remaining 6,500 shares will vest on January 1, 1999. He shall serve in such capacity during his current term, and, if nominated and re-elected as a director, shall continue to serve in such capacity until August 2000.

            EMPLOYMENT, SEVERANCE, AND CHANGE IN CONTROL ARRANGEMENTS

        Robert Lurie is employed by the Company under an Employment Agreement dated August 27, 1995, amended effective as of January 3, 1998 (the "Employment Agreement"). Under the Employment Agreement, Mr. Lurie is employed as Director of Research and Development for a term ending August 27, 2000, and also serves as Chairman of the Board of Directors. As compensation under the Employment Agreement, Mr. Lurie is paid a base salary commensurate with his duties. Effective January 3, 1998, Mr. Lurie will be paid a base salary equal to one-half of his base salary at the end of fiscal 1997, and will devote one-half of his working time and efforts to the Company (not fewer than 20 hours per week on average). Pursuant to the Employment Agreement, Mr. Lurie received a grant of an option to purchase 325,000 shares of Common Stock at $7.69 per share effective August 27, 1995. Options for the purchase of 195,000 shares are fully vested, and options for the purchase of the remaining 130,000 shares will vest on August 27, 1998 and 1999. The Employment Agreement will terminate upon death or permanent disability, may be terminated by the Company for cause and may be terminated by Mr. Lurie for any reason upon 60 days' written notice to the Company. In addition, pursuant to an Agreement Not To Compete dated August 27, 1995 (the "Non-Compete Agreement"), Mr. Lurie has agreed for a period of five years, upon his termination from the Company for any reason, not to become employed, directly or indirectly, by, or to have a significant financial interest in any other enterprise engaged in, the family services business in which the Company is engaged in the United States. For such Non-Compete Agreement, Mr. Lurie shall be paid an aggregate of $500,000, in yearly installments of $100,000 which began on the fourth business day following the effective date of the Company's initial public offering, August 12, 1997.

        The Company has entered into agreements with each of the Named Executive Officers other than Mr. Lurie whereby, upon the termination of such person's employment under specified conditions within one year following a change in control of the Company (as defined in the agreements), such person would receive a cash payment of two times such person's base salary at the time of the termination. In consideration of such payment, the Named Executive Officer has agreed not to compete with the Company's business during the term of employment and for one year following the termination of such person's employment.

        David J. Gleason retired from employment with the Company effective January 2, 1998. The Company and Mr. Gleason entered into an agreement whereby the Company paid Mr. Gleason ten weeks' base salary for the period immediately following his retirement. In consideration of such payments, Mr. Gleason agreed that neither he nor any entity controlled by him will directly or indirectly compete with the Company's business in the United States for three years following his retirement. In addition, in accordance with the provisions of the Company's stock incentive plans, the Company accelerated the vesting of Mr. Gleason's unvested options and provided for the expiration of all options at December 31, 2000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee of the Board of Directors consists of E. Townes Duncan, Chairman, JoAnne Brandes and Jerry L. Calhoun.

         JoAnne Brandes is Vice President of Corporate Communication Worldwide for S.C. Johnson & Son, Inc. The Company has entered into agreements with S.C. Johnson & Son, Inc. (i) to operate and manage a Family Center for its employees and (ii) for consulting services provided on an ongoing basis. During 1997, the Company received management fees from S.C. Johnson & Son, Inc. with respect to operation of its Family Center totaling $50,000, and the Company received consulting fees totaling $35,000.

        Jerry L. Calhoun is employed as Vice President of Employee and Union Relations at The Boeing Company. The Company has entered into agreements with The Boeing Company (i) to operate and manage a Family Center for its employees and (ii) to consult with the Company concerning work and family issues. The Company received a management fee of $75,000 and a consulting fee of $33,000 pursuant to its contracts with Boeing in 1997.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Decisions concerning the compensation of the Company's executives are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The Compensation Committee has the responsibility for reviewing and approving salaries, bonuses, and other compensation and benefits of executive officers, advising management regarding benefits and other terms and conditions of compensation, and administering the Company's employee stock incentive plan.

Compensation Philosophy and Policies for All Executive Officers

        The Compensation Committee believes that the primary objectives of the Company's executive compensation policy should be:

         - to attract and retain talented executives by providing a compensation program that is competitive with the compensation provided to executives at companies of comparable size and position in service businesses, while maintaining compensation within levels that are consistent with the Company's business plan, financial objectives and operating performance;

         - to provide appropriate incentives for executives to work towards the achievement of the Company's annual performance targets established in the Company's business plan; and

         - to more closely align the interests of its executives with those of shareholders by providing long-term incentive compensation in the form of stock awards and service or other equity-based, long-term incentive compensation.

        The Compensation Committee believes that the Company's executive compensation policies should be reviewed during the first half of the fiscal year after the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with the Company's financial performance, its business plan and its position within the family services industry, as well as the compensation policies of similar companies in the family services business and other service businesses. The compensation of individual executives should then be reviewed annually by the Compensation Committee in light of its executive compensation policies for that year.

        In setting and reviewing compensation for the executive officers, the Compensation Committee considers a number of different factors designed to assure that compensation levels are properly aligned with the Company's business strategy, corporate culture and operating performance. Among the factors considered are the following:

         - Comparability--The Compensation Committee considers the compensation packages of similarly situated executives at companies deemed to be most comparable to the Company. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

         - Pay for Performance--The Compensation Committee believes that compensation should be in part directly linked to operating performance. To achieve this link with regard to short-term performance, the Compensation Committee has relied on cash bonuses which have been determined on the basis of certain objective and subjective factors after receiving the recommendations of senior management.

         - Equity Ownership--The Compensation Committee believes that an integral part of the executive compensation program at the Company is equity-based compensation plans which encourage and create ownership of the Company's stock by its executives, thereby aligning executives' long-term interests with those of the shareholders. These long-term incentive programs are principally reflected in the Company's stock-based incentive plans. The Compensation Committee believes that significant stock ownership is a major incentive in building shareholder value and reviews awards of equity-based incentives with that goal in mind.

         - Qualitative Factors--The Compensation Committee believes that in addition to corporate performance and specific division performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions that a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, planning initiatives development skills, public affairs and civic involvement have been deemed to be important qualitative factors to take into account in considering levels of compensation.

        In connection with the annual review of the Company's executive compensation policies, the Compensation Committee deemed it appropriate to engage a compensation consulting firm (the "Consultant") to assist the Compensation Committee in its review and to make recommendations to address the Company's compensation arrangements for the Company's senior executive officers for 1996 and 1997. The peer group which the Compensation Committee utilized for purposes of evaluating compensation for executive officers consists of companies in service businesses that are similar in size to the Company by revenue.

Compensation of Executive Officers

        The Compensation Committee believes that the compensation for each of its executive officers should consist of a base salary, the potential for an annual cash bonus and long-term equity-based incentive compensation. The Compensation Committee has applied the policies described herein to fiscal 1997 compensation for executive officers and key employees, including the Named Executive Officers.

        Base Compensation. In determining whether an increase in base compensation for its executive officers was appropriate for fiscal 1997, the Compensation Committee reviewed salary ranges recommended by the Consultant and sought the advice of the Chief Executive Officer. The Compensation Committee subjectively determined base compensation on the basis of discussions with the Chief Executive Officer, a review of the base compensation of executive officers of comparable companies, the advice of the Consultant, its experience with the Company and in business generally, and what it viewed to be appropriate levels of base compensation after taking into consideration the contributions of each executive officer. Therefore, the Compensation Committee determined that previous base compensation levels were lower than average base compensation levels of executives with similar responsibilities at comparable companies. As a result of this review, increases averaging approximately 17% in the base salaries for the Executive Officers were made in the third quarter of 1996 and remained effective for 1997, with specific increases varying from 0% to approximately 27%, reflecting the Compensation Committee's subjective judgment as to the competitive level of the compensation being paid to each executive, the executive's contribution to the Company's performance and the increased responsibilities undertaken by the executive officer. As a result of these increases, base salaries for the Named Executive Officers were set for 1997 at levels which were still lower than the median of the base compensation of executives with similar responsibilities at comparable companies. In addition, the Compensation Committee implemented an increase of 4% in the base salary of one executive as a cost of living increase for fiscal 1997. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors which were applied subjectively in reaching its base compensation decisions.

        Annual Incentive and Bonus Compensation. For fiscal 1997, the Compensation Committee established performance goals for awarding cash incentive payments, including targeted pre-tax profits for the Company, and for certain Named Executive Officers, pre-determined operating contributions for specific divisions of the Company. The amount of any potential award varied with each executive officer. Based on satisfying certain of these performance goals, the Named Executive Officers earned annual incentive payments aggregating $111,229 for 1997.

        Long-Term Incentive Compensation. The Compensation Committee believes the Company should make it a part of its regular executive compensation policies to grant awards of long-term, equity-based incentives to executive officers and other key employees as part of the compensation package that is reviewed annually for each executive officer. In making these awards, the Compensation Committee establishes guidelines at the time of the annual review and takes into account the recommendations of the Chief Executive Officer prior to approving awards of long-term, equity-based incentive compensation to the other executive officers.

        As part of the Compensation Committee's annual review of the Company's executive compensation policies for fiscal 1997 and based upon the recommendations of the Consultant, the Compensation Committee determined to grant stock options with an exercise price based on the fair market value of the Common Stock on the date of grant as long-term, equity-based incentive compensation to certain members of the Company's management team. Accordingly, during fiscal 1997, the Compensation Committee considered, with the assistance of the Consultant, the amount of stock option holdings by its senior executives in relation to the holdings by senior executives of comparable companies. As a result of this analysis the Compensation Committee determined that each of the Named Executive Officers other than the Chief Financial Officer had adequate stock option holdings to provide appropriate incentives for performance. The Compensation Committee granted to Michael Hogrefe, the Executive Vice President and Chief Financial Officer, stock option awards to purchase an aggregate of 26,000 shares of Common Stock, which are non-qualified options and were granted under the 1996 Stock Incentive Plan. See "--Option/SAR Grants in Last Fiscal Year." The size of the option grant to Mr. Hogrefe was determined by the Compensation Committee based upon an analysis of comparable companies, a subjective assessment of performance and his respective level in the organization and lower level of equity-based incentives relative to other executives of the Company.

        In addition, in order to reward Mr. Hogrefe for his performance in the Company's initial public offering of its Common Stock and to further align his interests with those of the Company's shareholders, the Board of Directors removed the restrictions on 32,500 shares of Common Stock held pursuant to a Restricted Stock Agreement by Mr. Hogrefe upon completion of the initial public offering.

        Chief Executive Officer Compensation. The Compensation Committee had previously set the base compensation for Marguerite W. Sallee as its Chief Executive Officer and President in the third quarter of 1996 at $150,000, based on a review of the Company's performance in terms of its profitability, growth, client development, return on capital, and Ms. Sallee's leadership in building the management team, among other factors. The Compensation Committee also took into account the Company's financial performance (as compared to companies of comparable size by revenue), the base compensation of Ms. Sallee relative to chief executive officers of comparable companies, the advice of the Consultant and the longevity of Ms. Sallee's service to the Company. The Compensation Committee made no change in Ms. Sallee's base salary for 1997, but established an incentive compensation goal for 1997. In 1997, Ms. Sallee was eligible to receive a cash incentive payment if the Company achieved certain targeted pre-tax profits as set by the Compensation Committee. Based on such criteria, Ms. Sallee received a cash incentive payment for 1997 in the amount of $45,000.

        The Committee will address Ms. Sallee's base compensation in 1998 and will consider factors similar to the above, as well as the Company's favorable financial performance in 1997 and the successful completion of the Company's initial public offering.

        Federal Income Tax Deductibility Limitations. Section 162(m) of the Internal Revenue Code of 1986, enacted as part of the Omnibus Budget Reconciliation Act in 1993 ("OBRA"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and four other most highly compensated executive officers. Compensation paid to these officers in excess of $1,000,000 that is not performance-based cannot be claimed by the Company as a tax deduction. The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation and to seek to qualify executive compensation awards as performance-based compensation excluded from the $1,000,000 limit. Stock options and other equity-based incentives granted under the Company's stock incentive plans qualify as performance-based compensation. None of the executive officers received compensation in 1997 that would exceed the $1,000,000 limit on deductibility. The Committee has not determined whether it will approve any compensation arrangements that will cause the $1,000,000 limit to be exceeded in the future.

                                        E.  Townes Duncan, Chairman
                                        JoAnne Brandes
                                        Jerry L.  Calhoun


                                PERFORMANCE GRAPH

        The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from August 13, 1997 (the date the Company's Common Stock began trading on the Nasdaq National Market) through December 31, 1997 with the cumulative total return of (a) the University of Chicago Graduate School of Business Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (U.S. Companies) ("Nasdaq-U.S.") and (b) the CRSP Total Return Index for Standard Industrial Classification ("SIC") Codes 8290 to 8359 ("Nasdaq SIC 8290-8359"), which includes Child Daycare Services (8350 and 8351) and Schools and Educational Services (8290 and 8299). The graph assumes the value of the investment in the Company's Common Stock and each index was $100 at August 13, 1997 and that all dividends, if any, were reinvested.

                                  8/13/97       12/31/97
                                  -------       --------
CorporateFamily Solutions, Inc.    $100           $158
Nasdaq -- U.S.                     $100           $100
Nasdaq SIC 8290-8359               $100           $108

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company purchases food from Marriott International, Inc. ("Marriott") for use in several Family Centers managed by the Company. Marriott Management Services Corp., an indirect subsidiary of Marriott, is the record owner of 467,132 shares of the Company's Common Stock and holds options for the purchase of 1,170 shares of Common Stock. In 1997, the Company made food purchases from Marriott totaling approximately $532,000. The Company also has an agreement with Marriott to operate and manage a Family Center for its employees. During 1997, the Company received management fees from Marriott totaling $56,000.

         The Company has also entered into agreements with S.C. Johnson & Son, Inc. (i) to operate and manage a Family Center for its employees and (ii) for consulting services provided on an ongoing basis. During 1997, the Company received management fees from S.C. Johnson & Son, Inc. with respect to operation of its Family Center totaling $50,000, and the Company received consulting fees totaling $35,000. JoAnne Brandes, a member of the Board of Directors of the Company, is Vice President of Corporate Communication Worldwide for S.C. Johnson & Son, Inc.

        The Company has entered into agreements with The Boeing Company (i) to operate and manage a Family Center for its employees and (ii) to consult with the Company concerning work and family issues. The Company received a management fee of $75,000 and a consulting fee of $33,000 pursuant to its contracts with Boeing in 1997. Jerry L. Calhoun, a member of the Board of Directors of the Company, is employed as Vice President of Employee and Union Relations at The Boeing Company.

        The Company believes that the above-mentioned transactions between the Company and its directors, officers, or other affiliates were, and that future transactions will be, on terms no less favorable to the Company than can be obtained from unaffiliated third parties.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the Nasdaq National Market. Officers, directors, and greater than ten percent shareholders are required by federal securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on the Company's review of the copies of such forms, or written representations from certain reporting persons furnished to the Company, the Company believes that its officers, directors and greater than ten percent beneficial owners were in compliance with all applicable filing requirements, with the exception of Mr. Alexander, who had one transaction in September 1997, which was reported in January 1998.

                                 PROPOSAL NO. 2:
                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

         Upon recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP, independent public accountants, to audit the accounts of the Company for 1998. Arthur Andersen LLP audited the accounts of the Company for 1997 and has served as independent public accountants to the Company since 1994. While ratification by shareholders of this appointment is not required by law or the Company's Amended and Restated Charter or Bylaws, management of the Company believes that such ratification is desirable. In the event this appointment is not ratified by the shareholders, the Board of Directors will consider such fact as it deems appropriate. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

                            METHOD OF COUNTING VOTES

         Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. Abstentions will be counted as present for purposes of determining a quorum. Proposals submitted for shareholder approval, other than the election of directors, will be approved if the votes for exceed the votes against each proposal; therefore, abstentions will have no effect on such proposals. Because directors are elected by a plurality of the votes cast, abstentions also are not considered in the election of directors.

                            PROPOSALS OF SHAREHOLDERS

         A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's Annual Meeting of Shareholders in 1999 and received at the Company's executive offices no later than December 11, 1998, will be included in the Company's Proxy Statement and form of proxy relating to such annual meeting.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

                         FINANCIAL STATEMENTS AVAILABLE

         A copy of the Company's 1997 Annual Report to Shareholders containing audited financial statements accompanies this Proxy Statement. The 1997 Annual Report does not constitute a part of the proxy solicitation material.

         UPON WRITTEN REQUEST TO MICHAEL E. HOGREFE, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, CORPORATEFAMILY SOLUTIONS, INC., 209 TENTH AVENUE SOUTH, SUITE 300, NASHVILLE, TENNESSEE 37203-4173, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K.


April 15, 1998

                                                                      APPENDIX A

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        CORPORATEFAMILY SOLUTIONS, INC.
                         Annual Meeting of Shareholders
                                 To be held on
                                  May 21, 1998

    The undersigned hereby appoints Marguerite W. Sallee and Michael E. Hogrefe, or either of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated, all of the shares of voting stock of CorporateFamily Solutions, Inc. held by the undersigned on March 30, 1998, at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters, 209 Tenth Avenue South, Suite 300, Nashville, Tennessee, on Thursday, May 21, 1998 at 9:00 a.m. (CDT) and any adjournment(s) thereof.


1. ELECTION OF DIRECTORS:               [ ]    FOR all nominees listed below   [ ]    WITHHOLD AUTHORITY
                                               (except as marked to the               to vote for all nominees.
                                               contrary below).

   Class III (2001) -- Robert D. Lurie; Jerry L. Calhoun; Thomas G. Cigarran

 To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

--------------------------------------------------------------------------------
                          (Continued on reverse side)

2. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY:

              [ ] FOR                            [ ] AGAINST                          [ ] ABSTAIN

    In their discretion, the proxies are authorized to vote upon such business as may properly come before this meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                              DATED:                      , 1998
                                                 --------------------------

                                              ----------------------------------
                                              SIGNATURE

                                              ----------------------------------

                                              SIGNATURE IF HELD JOINTLY

                                              PLEASE SIGN EXACTLY AS NAME
                                              APPEARS ON YOUR SHARE
                                              CERTIFICATES. EACH JOINT OWNER
                                              MUST SIGN. WHEN SIGNING AS
                                              ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                              TRUSTEE OR GUARDIAN, PLEASE GIVE
                                              FULL TITLE AS SUCH. IF A
                                              CORPORATION, PLEASE SIGN IN FULL
                                              CORPORATE NAME AS AUTHORIZED. IF A
                                              PARTNERSHIP, PLEASE SIGN IN
                                              PARTNERSHIP NAME BY AUTHORIZED
                                              PERSON.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.